Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2011 and 2010

	1st Quarter
(in thousands, except per share data)	2011	2010	Change
Operating Revenues
Oil and gas operations	$216,792	$237,614	$(20,822)
Natural gas distribution	269,572	337,300	(67,728)

Total operating revenues	486,364	574,914	(88,550)

Operating Expenses
Cost of gas	131,749	197,156	(65,407)
Operations and maintenance	103,782	91,702	12,080
Depreciation, depletion and amortization	61,128	61,735	(607)
Taxes, other than income taxes	28,175	30,637	(2,462)
Accretion expense	1,649	1,486	163

Total operating expenses	326,483	382,716	(56,233)

Operating Income	159,881	192,198	(32,317)

Other Income (Expense)
Interest expense	(9,404)	(9,960)	556
Other income	1,230	977	253
Other expense	(163)	(163)	—

Total other expense	(8,337)	(9,146)	809

Income Before Income Taxes	151,544	183,052	(31,508)
Income tax expense	57,276	66,342	(9,066)

Net Income	$94,268	$116,710	$(22,442)

Diluted Earnings Per Average Common Share	$1.30	$1.62	$(0.32)

Basic Earnings Per Average Common Share	$1.31	$1.63	$(0.32)

Diluted Avg. Common Shares Outstanding	72,240	72,039	201

Basic Avg. Common Shares Outstanding	72,001	71,810	191

Dividends Per Common Share	$0.135	$0.13	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending March 31, 2011 and 2010

	Trailing 12 Months
(in thousands, except per share data)	2011	2010	Change
Operating Revenues
Oil and gas operations	$937,940	$871,040	$66,900
Natural gas distribution	552,044	660,188	(108,144)

Total operating revenues	1,489,984	1,531,228	(41,244)

Operating Expenses
Cost of gas	251,581	351,141	(99,560)
Operations and maintenance	441,245	383,940	57,305
Depreciation, depletion and amortization	247,258	242,241	5,017
Taxes, other than income taxes	82,499	82,506	(7)
Accretion expense	6,341	5,285	1,056

Total operating expenses	1,028,924	1,065,113	(36,189)

Operating Income	461,060	466,115	(5,055)

Other Income (Expense)
Interest expense	(38,664)	(39,556)	892
Other income	4,536	7,242	(2,706)
Other expense	(643)	(663)	20

Total other expense	(34,771)	(32,977)	(1,794)

Income Before Income Taxes	426,289	433,138	(6,849)
Income tax expense	157,924	155,685	2,239

Net Income	$268,365	$277,453	$(9,088)

Diluted Earnings Per Average Common Share	$3.73	$3.86	$(0.13)

Basic Earnings Per Average Common Share	$3.73	$3.87	$(0.14)

Diluted Avg. Common Shares Outstanding	72,026	71,869	157

Basic Avg. Common Shares Outstanding	71,902	71,728	174

Dividends Per Common Share	$0.525	$0.505	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2011 and 2010

	1st Quarter
(in thousands, except sales price data)	2011	2010	Change
Oil and Gas Operations
Operating revenues
Natural gas	$95,599	$125,427	$(29,828)
Oil	103,256	93,975	9,281
Natural gas liquids	17,533	16,536	997
Other	404	1,676	(1,272)

Total	$216,792	$237,614	$(20,822)

Production volumes
Natural gas (MMcf)	17,334	17,412	(78)
Oil (MBbl)	1,364	1,186	178
Natural gas liquids (MMgal)	19.7	18.8	0.9
Total production volumes (MMcfe)	28,338	27,209	1,129
Total production volumes (MBOE)	4,723	4,535	188
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$5.52	$7.20	$(1.68)
Oil (barrel)	$75.70	$79.23	$(3.53)
Natural gas liquids (gallon)	$0.89	$0.88	$0.01
Other data
Lease operating expense (LOE)
LOE and other	$46,945	$43,839	$3,106
Production taxes	12,283	9,941	2,342

Total	$59,228	$53,780	$5,448

Depreciation, depletion and amortization	$51,348	$48,696	$2,652
General and administrative expense	$18,894	$15,183	$3,711
Capital expenditures	$140,323	$38,563	$101,760
Exploration expenditures	$614	$1,184	$(570)
Operating income	$85,059	$117,285	$(32,226)

Natural Gas Distribution
Operating revenues
Residential	$187,674	$241,406	$(53,732)
Commercial and industrial	66,906	84,290	(17,384)
Transportation	16,493	17,833	(1,340)
Other	(1,501)	(6,229)	4,728

Total	$269,572	$337,300	$(67,728)

Gas delivery volumes (MMcf)
Residential	12,591	14,962	(2,371)
Commercial and industrial	5,000	5,727	(727)
Transportation	12,970	12,682	288

Total	30,561	33,371	(2,810)

Other data
Depreciation and amortization	$9,780	$13,039	$(3,259)
Capital expenditures	$13,540	$16,360	$(2,820)
Operating income	$75,059	$75,255	$(196)

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending March 31, 2011 and 2010

	Trailing 12 Months
(in thousands, except sales price data)	2011	2010	Change
Oil and Gas Operations
Operating revenues
Natural gas	$454,107	$470,162	$(16,055)
Oil	413,906	320,983	92,923
Natural gas liquids	66,158	69,268	(3,110)
Other	3,769	10,627	(6,858)

Total	$937,940	$871,040	$66,900

Production volumes
Natural gas (MMcf)	70,848	72,099	(1,251)
Oil (MBbl)	5,309	4,786	523
Natural gas liquids (MMgal)	79.9	76.5	3.4
Total production volumes (MMcfe)	114,120	111,741	2,379
Total production volumes (MBOE)	19,020	18,623	397
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.41	$6.52	$(0.11)
Oil (barrel)	$77.97	$67.07	$10.9
Natural gas liquids (gallon)	$0.83	$0.91	$(0.08)
Other data
Lease operating expense (LOE)
LOE and other	$185,286	$179,744	$5,542
Production taxes	45,063	37,752	7,311

Total	$230,349	$217,496	$12,853

Depreciation, depletion and amortization	$206,473	$190,822	$15,651
General and administrative expense	$56,260	$56,385	$(125)
Capital expenditures	$819,542	$391,347	$428,195
Exploration expenditures	$64,014	$11,268	$52,746
Operating income	$374,503	$389,784	$(15,281)

Natural Gas Distribution
Operating revenues
Residential	$360,356	$436,638	$(76,282)
Commercial and industrial	142,030	171,055	(29,025)
Transportation	55,599	57,129	(1,530)
Other	(5,941)	(4,634)	(1,307)

Total	$552,044	$660,188	$(108,144)

Gas delivery volumes (MMcf)
Residential	22,092	24,692	(2,600)
Commercial and industrial	10,258	11,092	(834)
Transportation	46,767	42,617	4,150

Total	79,117	78,401	716

Other data
Depreciation and amortization	$40,783	$51,419	$(10,636)
Capital expenditures	$90,746	$78,059	$12,687
Operating income	$88,187	$78,400	$9,787

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